Exhibit 99.1

CONSENT OF PERFORMANCE TRUST CAPITAL PARTNERS, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Tri-County Financial Group, Inc. (“TYFG”), as Appendix C to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 filed on the date hereof (the “Registration Statement”) relating to the proposed merger of HB-TYFG Merger, Inc., a wholly owned subsidiary of HBT Financial, Inc. (“HBT”), with and into TYFG and to the references to such opinion and the quotation or summarization of such opinion contained therein.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

August 31, 2026

/s/ Performance Trust Capital Partners, LLC

PERFORMANCE TRUST CAPITAL PARTNERS, LLC